                                  EXHIBIT 11

                     RITE AID CORPORATION AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
      YEARS ENDED MARCH 4, 1995, FEBRUARY 26, 1994 AND FEBRUARY 27, 1993
                    (In Thousands Except Per Share Amounts)

                                                     1995        1994        1993
                                                     ----        ----        ----
Earnings Per Common Share-Assuming No Dilution
  Earnings
    Income from continuing operations              $141,286    $ 26,208    $123,750
    Income (loss) from
      discontinued operations                            -      (16,920)      8,646
                                                   --------    --------    --------
    Net Income                                     $141,286    $  9,288    $132,396
                                                   ========    ========    ========
  Weighted average number of
    common shares outstanding                        84,771      87,972      87,933
                                                   ========    ========    ========
  Primary earnings per common share
    Continuing operations                             $1.67       $ .30       $1.41
    Discontinued operations                              -         (.19)        .10
                                                      -----       -----       -----
    Net Income                                        $1.67       $ .11       $1.51
                                                      =====       =====       =====

Earnings Per Common Share-Assuming Full Dilution
  Earnings
    Income from continuing operations              $141,286    $ 26,208    $123,750
    Add after tax interest expense
      applicable to 6 3/4%
      convertible notes (a)                           7,425          -        6,359
                                                   --------    --------    --------
    Income from continuing operations
      as adjusted                                   148,711      26,208     130,109
    Income (loss) from
      discontinued operations                            -      (16,920)      8,646
                                                   --------    --------    --------
    Net income as adjusted                         $148,711    $  9,288    $138,755
                                                   ========    ========    ========
  Shares
    Weighted average number of
      common shares outstanding                      84,771      87,972      87,933
    Assuming conversion of 6 3/4%
      convertible notes (a)                           6,395          -        6,397
    Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exercise of such options                     657         299         256
                                                    -------     -------     -------
    Weighted average number of
      common shares outstanding as adjusted          91,823      88,271      94,586
                                                    =======     =======     =======
  Earnings per common share assuming
    full dilution
    Continuing operations                             $1.62       $ .30       $1.38
    Discontinued operations                              -         (.19)        .09
                                                      -----       -----       -----
    Net Income                                        $1.62(b)    $ .11(b)    $1.47(b)
                                                      =====       =====       =====

(a) Shown net of income taxes which were calculated at the company's effective tax rate. For fiscal year 1994, the convertible notes have an antidilutive effect. In accordance with APB opinion No. 15, the computation of fully diluted earnings per share excludes all securities whose conversion, exercise or issuance would have the effect of increasing the earnings per share amount.

(b) This calculation is submitted in accordance with Regulation S-K item 601 (b)(11) although not required by APB Opinion No. 15 since dilution is less than 3%.